Table of Contents

As Filed with the Securities and Exchange Commission on August 22, 2025

Registration Number: 333-287884

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 4 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUN

(Exact name of registrant as specified in its charter)

Wyoming	7389	35-2871996
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

10 Lily Pond Lane
East Hampton, New York 11937
(424) 465-0407

Sun4@usa.com

(Address and telephone number of registrant’s principal executive offices)

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Concurrently with the filing of this Registration Statement, we have filed a Form 8-A to register our common stock under Section 12(g) of the Securities Exchange Act of 1934.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which states explicitly that this registration statement shall thereafter become effective per section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

SUN

12,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial offering of Common stock of SUN, and no public market exists for the securities being offered. SUN is offering for sale a total of 12,000,000 shares of its Common Stock on a “self-underwritten” best effort basis. We will offer the shares at a fixed price of $.01 per share, for the total amount of the offering of $120,000 net. We will offer them for a period not to exceed 270 days from the date of this prospectus; unless extended by our Board of Directors for an additional 90 days.

As of the date of this prospectus, our Chief Executive Officer, Mr. Muyingo, beneficially owns 5,000,000 shares, or approximately 96% of our outstanding common stock prior to this offering. Upon full completion of the offering, and if all the shares are sold, he will hold approximately 29.07% of the outstanding shares.

There is no minimum number of shares required to be sold by the Company to access the funds. However, there is a projected minimal threshold for the Company to implement its plan of operations. See the “Use of Proceeds” and “Plan of Distribution” sections for additional relevant information.

SUN intends to have its common stock listed for quotation on the Over-the-Counter Bulletin Board after the closing of the offering. However, there is presently no public market for our common stock, nor an active trading market for our securities may ever develop. Even if our trading market for our security is established, it may not be sustained. Furthermore, we will require the assistance of a market-maker to apply for quotation; but there is no guarantee that a market-maker will agree to assist us. There is no assurance that we will successfully develop a public market. Our intended trading symbol is SUNY.

SUN (a Wyoming corporation) is a development stage start-up company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment, as any investment in the shares offered herein involves a high degree of risk.

YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 BEFORE BUYING ANY SHARES OF SUN.

SUN qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”).

Neither the U.S. Securities and Exchange Commission nor any State securities division has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING PURCHASE OF THE GIVEN SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SUN

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements, and related notes that appear elsewhere in this prospectus. In this registration Statement, unless the context otherwise requires, “SUN,” “we,” “us,” “our,” or “the Company” refer to SUN, a Wyoming corporation.

General Information About Our Company

Business Overview

We are in the process of building immersive dance and theatrical experiences that fuse the performing arts with cutting-edge virtual reality (VR) technology, aiming to redefine artistic performance—now underway at https://www.sunbusiness.live. VR is used to offer engaging, artistic entertainment. Through modern, interactive technology, we aim to enable users completely immerse themselves in choreographed dance set in far-off locations. Despite operating at a net loss and under a standard “going concern” warning (typical for early-stage startups), SUN has secured capital, generated some modest revenue, contracted partners, and made tangible progress—signs of a young company in execution mode, not merely in the concept phase.

Business Model

We aim to generate revenue through direct sales and licensing of our immersive VR-based dance and theatrical experiences to technology companies, content platforms, and entertainment distributors. Our unique offering merges artistic performance with advanced technology, targeting audiences seeking innovative and engaging content. In addition, we are developing a subscription-based model for access to our content library, providing recurring revenue. Our business also involves investing in other film production companies, expanding our footprint in the entertainment industry and aligning with our vision of accessible and interactive art experiences.

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Company History and Milestones

Founded on September 5, 2024, by Michael Muyingo, the company has focused on creating a strong foundation for growth. Key milestones include securing funds of $37,500 to invest in a film production company Back to The Present LLC a subsidiary of JSL STUDIOS. The Company has filed the investment agreement with Back to the Present, LLC as an exhibit. Under the agreement, SUN acquired one Class B Membership Interest for $37,500, entitling it to 1% of net profits. The investment was funded through a long-term loan from our sole director. SUN holds no managerial or voting rights and is a passive investor in this venture.

SUN has also officially partnered with MUY HOUSE, as the company can increase SUN’s brand visibility, enhance community engagement, and create strategic partnerships. It would leverage MUY HOUSE’s established network and expertise in building loyal audiences, helping SUN grow its market presence and customer loyalty in relevant industries.

Business Strategy

Our short-term goal is to establish a portfolio of immersive dance performances for sale or licensing to major technological platforms. In the long term, we aim to scale globally, expanding our content library and collaborating with global tech firms.

What sets us apart is our fusion of performing arts with VR technology, particularly filming in Uganda’s safari parks. To further grow, we are exploring investments in related companies within film production, virtual reality, and artistic experiences, enhancing our offerings and increasing our market presence in the entertainment and VR and health and wellness industries.

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Products or Services

We specialize in choreographing,filming, and producing immersive theatrical dance experiences. Our team manages the entire process—from developing performances to leveraging the latest VR technology to capture and present these experiences to curating the film production processes. Although we aim to license our immersive VR productions to major platforms; however, no licensing agreements have been executed to date.

Our planned future offerings include selling immersive dance experiences on a video platform similar to Mubi for video content and Artsy for still multi-sensory images, though these plans are in early stages.

Market Opportunity

The global virtual reality market, especially within the entertainment sector, is growing rapidly, driven by advancements in VR hardware and increasing consumer demand for new digital experiences. According to Grand View Research, Fortune Business Insights, and Marketsand Markets, the immersive entertainment industry, particularly in areas such as VR-based film, gaming, and live performance, is expected to expand substantially in the next few years.

The demand for our product is driven by the growing interest in interactive and immersive content, particularly among younger and tech-savvy consumers.

Employees

We currently have 3 employees, including specialists in choreography, VR production, and project management. These roles are critical in ensuring the seamless production of our immersive experiences and future expansion into new projects.

Regulatory Environment

As we operate in both the entertainment and tech sectors, we comply with content production and data privacy regulations. While we do not currently face any major regulatory issues, we closely monitor evolving laws surrounding content distribution and intellectual property in the VR and digital media space.

Competitive Advantages

Our competitive advantages lie in our focus on a niche, combining artistic theatrical performances with VR technology as well as strategic partnerships. Unlike other VR content creators who emphasize gaming or passive viewing experiences, we bring interactive, live performance art to life in a virtual environment. This combination of creativity and technology gives us a unique position in the growing immersive entertainment market.

We have a trademarked logo registered with the USPTO. Intellectual Property Office (IPO) in the U.K. and National Intellectual Property Administration (CNIPA) in China. The design of our ecosystem, aligned with the behavior of our immersive experiences, aims to create an environment where consumers feel the content and ads naturally belong. However, our website and platform are still in development and not yet fully operational.

Prospective buyers of SUN’s shares should read the Report of Independent Registered Public Accounting Firm in the Financial Disclosure section which includes the auditor’s statement that in it’s first quarter SUN has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. Also, the Company has accumulated financial loss from inception. In the auditor’s opinion these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. In order to continue as a going concern, the Company will need, among other things, additional capital resources. Please refer to page F-7 for a more comprehensive disclosure on this matter.

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SUN estimates it requires approximately $30,000 minimum to fund its operations for the next 12 months without having to rely on the related party loans which are undependable. The Company realized $17,475 in revenue as of October 31, 2024. Its accumulated deficit since inception through November 1, 2024 was $3,510. To date the Company raised an aggregate of $520 through a private placement of our common stock to our Director, Mr. Michael Ssebugwawo Muyingo and Company’ employees. Proceeds from the private placement were used toward the working capital. As of October 31, 2024, the Company had $2,500 in cash on hand and relied on loans from Mr. Muyingo. As of October 31, 2024, the Company owes Mr. Muyingo $54,459 out of which $628 stands as a short-term loan and $53,831 as a long-term loan. Both loans are unsecured and interest free. The Company’s total current liabilities as of October 31, 2024 are $70,628 which consist of $50,000 unearned revenue, $20,000 accounts payable and $628 short-term loan to the director. The Company’ total liabilities are $124,459.

Schema depicting the target audience and the business model components of the given project.

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The Offering Information

The following information is a summary of this offering.

Securities Being Offered:	12,000,000 shares of common stock, par value $0.0001

Offering Price per Share:	$0.01

Offering Period:	The shares are being offered for a period not to exceed 270 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Projected Net Proceeds to Our Company:	$120,000

Intended Use of the Proceeds:	To start up and expand business operations.

Number of Shares Outstanding Before the Offering:	5,200,000

Number of Shares Outstanding After the Offering:	17,200,000 if all shares are sold

Our officer, director, control person or affiliates do not intend to purchase any shares in this offering. See the Plan of Distribution section for additional information directly related to this subsection.

However, the company has only generated $17,475 in revenue and it incurred losses since inception. The Company maintains its statutory registered agent’s office at NorthWest Registered Agent Services,32 N Gould St, Sheridan, WY 82801, United States.

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SELECTED HISTORICAL FINANCIAL DATA

SUN owns a distinctive brand with a registered trademark, and a website https://www.sunbusiness.live. As our client base grows, these digital assets are expected to become more exclusive and valuable.

In addition SUN has two collaborative assets in the total value of $87,500 assets, SUN has developed a valuable business plan that outlines our innovative business model and brand identity. This plan, along with advanced computer and electronic hardware, supports the company’s research and development efforts.

The Following financial information summarizes a more complete historical financial information located in the later sections of this prospectus.

Balance Sheet

As of October 31, 2024
Total Assets	$121,469
Total Liabilities	$124,459
Stockholders’ Deficit	$(2,990)

Income Statement

Three months ended October 31, 2024
Revenue	$17,475
Total Expenses	$20,985
Net Loss	$(3,510)

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CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.” These forward-looking statements may be identified by the use of predictive, future-tense, or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•	Trends affecting the Company’s financial condition, results of operations or future prospects
•	The Company’s business and growth strategies
•	The factors that we expect to contribute to our success and our ability to be successful in the future
•	Our business model and strategy for realizing positive sales result
•	Competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete
•	Expenses
•	Our expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on our financial results
•	The impact of new accounting pronouncements on our financial statements
•	That our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months
•	Our market risk exposure and efforts to minimize risk
•	Our overall outlook including all statements under MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
•	That estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and
•	Expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance. They involve significant risks and uncertainties. Should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•	The Company’s inability to raise additional funds to support operations and capital expenditures
•	The Company’s inability to effectively manage its growth
•	The Company’s inability to achieve greater and broader market acceptance in existing and new market segments
•	The Company’s inability to successfully compete against existing and future competitors
•	The effects of intense competition that exists in China design industry
•	The economic downturn and its effect on consumer spending
•	The risk that negative industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period
•	The effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters
•	The effects of energy price increases on our cost of operations and our revenues
•	Financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the software industry
•	Other factors described elsewhere in this Prospectus, or other reasons.

Again, potential investors are urged to consider such factors carefully. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, along with the other information contained in this prospectus, before making an investment decision. If any of the following risks occur, our business, financial condition, and results of operations could be adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

1. We have a limited operating history.

SUN is a development-stage company with minimal operating history. Our business model is unproven, and there is no guarantee that we will achieve or sustain profitability. If we cannot generate significant revenue from our VR experiences and related products, our business could fail.

2. We face significant competition in the VR and digital entertainment markets.

The market for VR content and digital entertainment is highly competitive, with numerous companies offering innovative solutions. Many of these competitors have greater financial, technical, and marketing resources than we do. We may not be able to compete effectively, which could negatively impact our business.

3. Our business depends heavily on the adoption of VR technology.

The success of SUN depends on the widespread adoption of VR technology by consumers and businesses. If VR fails to achieve mainstream acceptance or if there are delays in the development of VR hardware and software, our growth prospects and business could be adversely affected.

4. Our intellectual property rights are critical to our success and may be difficult to enforce.

Our success depends on our ability to protect our intellectual property, including our VR content, business plans, and brand identity. Despite our efforts, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual property. The legal framework for enforcing intellectual property rights in the digital and VR space is complex and evolving, which could make it difficult for us to prevent or stop infringement.

5. We are subject to ongoing capital requirements.

We expect to incur significant costs related to developing our VR content, maintaining our technology infrastructure, and marketing our products. If we are unable to secure additional funding when needed, we may not be able to execute our business plan, which could result in a loss of investment.

6. Our management team is critical to our success, and any loss of key personnel could adversely affect our business.

SUN’s success depends largely on the expertise and efforts of our management team, particularly our founder, Michael Ssebugwawo Muyingo. The loss of Mr. Muyingo or any other key personnel could disrupt our operations and growth plans.

7. We face risks related to our investments and our planned expansion and international operations.

As we grow, we plan to invest in other companies and expand our offerings globally, including filming VR content in various international locations. Expanding and investing into new markets presents operational, regulatory, and cultural challenges that could impact our business. Any failure to effectively manage these risks could hinder our growth and profitability.

8. We may be unable to establish or maintain a public market for our common stock.

There is currently no public market for our common stock, and there is no assurance that we will be able to successfully list or maintain a market for our securities. Without a liquid trading market, investors may find it difficult to sell their shares or realize the value of their investment.

9. Our reliance on related-party transactions could pose conflicts of interest.

We currently rely on loans and support from our founder and related parties to finance our operations. While these arrangements are intended to support our growth, they may also present conflicts of interest and could adversely impact our financial stability if not managed appropriately.

10. Our financial statements indicate uncertainty about our ability to continue as a going concern.

Our independent auditors have issued a going concern opinion, highlighting substantial doubt about our ability to continue operations without additional financing. If we are unable to raise sufficient capital, we may need to significantly curtail or cease operations, which could result in the loss of your investment.

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11. We will be subject to ongoing SEC reporting obligations as a public company.

We have filed a registration statement on Form 8-A12G under the Securities Exchange Act of 1934. Upon effectiveness, we will become a fully reporting company and will be subject to the ongoing reporting requirements of the Exchange Act, including annual, quarterly, and current reports, proxy rules, insider trading disclosures under Section 16(a), and tender offer regulations. Compliance with these obligations will require significant legal, accounting, and administrative resources. If we fail to comply in a timely manner, we could face penalties or lose investor confidence.

12. Concentration of ownership may limit your ability to influence corporate matters.

Our Chief Executive Officer currently holds approximately 96% of our outstanding shares, giving him substantial control over all matters requiring shareholder approval. This concentration may delay or prevent a change in control and may adversely affect the market price of our common stock.

13. We rely on our strategic partnership with MUY HOUSE.

We are dependent on our strategic partnership with MUY HOUSE. Any disruption or termination of this relationship could adversely impact our marketing reach and community engagement.

14. Enforcing judgments against our Chief Executive Officer may be difficult.

Our Chief Executive Officer partially resides in the United Kingdom. As a result, it may be difficult for investors to effect service of process within the U.S. or enforce judgments against him under U.S. securities laws.

15. Our intellectual property rights could be challenged or infringed.

We rely on our intellectual property, particularly on our digital media assets. If we fail to adequately protect these rights, or if third parties infringe upon them, our competitive position may be harmed which could directly impact investments of our shareholders.

16. We are an emerging growth company and may take advantage of reduced disclosure requirements.

As an “emerging growth company,” we are subject to reduced reporting requirements, which may limit the information available to investors. We may also lose this status sooner than expected, increasing compliance costs.

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USE OF PROCEEDS

If all the shares are sold in this offering the gross proceeds will amount to $120,000. We expect to disburse the proceeds from this offering in the manner as set in the table below. The table shows the intended use of proceeds assuming that 25%, 50%, 75% or 100%, of the shares in this Offering are sold.

Budgeting

The expenditure is calculated based on four possible scenarios of the capital raised in the offering:

Use of Proceeds	25% – ($30,000)	50% – ($60,000)	75% – ($90,000)	100% – ($120,000)
Working Capital	$18,000	$36,000	$54,000	$72,000
R & D	$6,000	$12,000	$18,000	$24,000
Sales & Advertising	$3,000	$6,000	$9,000	$12,000
Capital Expenditures	$3,000	$6,000	$9,000	$12,000

Please refer to the Plan of Operations section for the more detailed expenditure tables.

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering or the business development effort to proceed. However, the lowest version of the funding scenario may not allow our plan of operations to be executed without relying upon the additional financing from our Director. Michael Ssebugwawo Muyingo, our director, has agreed to loan the Company the start-up capital necessary to cover possible shortfalls in our funding. The Company does not intend to use a portion of the net proceeds to repay these loans from related party that currently stand at $28,100 and detailed in related party transaction note in notes to financial statements.

Except for fixed costs, the amounts actually spent by us for any specific purpose are likely to vary and will depend on numerous factors. Non-fixed cost, marketing, and general and administrative costs may vary depending on the business progress and development efforts, general business conditions, and advertising success. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs. An example of changes to this spending allocation for non-fixed costs includes our management deciding to spend less of the allotment on software development and more on marketing.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the minimum amount of money we would need to implement our business plans. Accordingly, the offering price does indicate the actual value of our securities.

Dilution of the Price Investors Pay for Their Shares

Dilution represents the disparity between the price paid by investors in this offering and the net tangible book value per share immediately after the offering is completed. Net tangible book value is calculated as total assets minus total liabilities and intangible assets. This dilution occurs primarily due to the arbitrarily set offering price, which is significantly higher than the book value per share held by existing shareholders.

The current offering price is fixed at $0.01 per common share. In contrast, our director acquired 5,000,000 shares at a price of $0.0001 per share. Assuming full subscription, the total number of outstanding shares will increase to 17,000,000. The table below illustrates the potential dilution to investors based on various funding levels:

DILUTION TABLE

Percentage of Funding	Amount of New Funding	Offering Price ($)	Outstanding Shares (Post-Money)	Pre-Money Valuation	Post-Money Valuation	Net Proceeds	Dilution per Share	Dilution as %
100%	$120,000	0,01	17,200,000	-0,000671	0,006774	120,000	0,003226	32
75%	$90,000	0,01	14,200,000	-0,000671	0,006092	90,000	0,003908	39
50%	$60,000	0,01	11,200,000	-0,000671	0,005046	60,000	0,004954	50
25%	$30,000	0,01	8,200,000	-0,000671	0,003233	30,000	0,006767	68

SELLING SECURITY HOLDERS

None of the securities to be registered are to be offered for the account of security holders.

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PLAN OF DISTRIBUTION

Self-underwritten Offering

This is a self-underwritten offering. This prospectus is part of a disclosure that permits Michael Ssebugwawo Muyingo to sell the shares on behalf of the Company directly to the public.

No commission or other remuneration will be payable to him for the Shares he sells in the offering.

There are no plans or arrangements to enter into any contracts or agreements to sell SUN’s shares with a broker or dealer. Michael Ssebugwawo Muyingo, our Director, intends to offer the shares to friends, family members, and business associates. In offering the securities on the Company’s behalf, Mr. Muyingo is guided by The Rule 3a4-1 Safe Harbor of the Securities Exchange Act of 1934, that states the associated person must not be compensated in connection with the sale of the issuer’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.

Mr. Muyingo will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a)	Our officer and director are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and
b)	Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
c)	Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and
d)	Our officer and our director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he:

(A)	primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company, other than in connection with transactions in securities; and
(B)	is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and
(C)	has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Michael Ssebugwawo Muyingo, our sole officer/director, control person, and affiliate of the same does not intend to purchase any shares in this offering.

Terms of the Offering

The shares will be sold at the fixed price of $0.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus is deemed effective, and continue for a period not to exceed 270 days (the “Expiration Date”), unless extended by our Board of Directors for an additional 90 days.

This is a “best-effort” offering and, as such, there is no assurance that we will sell any or all of the shares.

Procedures and Requirements for Subscription

If an investor decides to subscribe for any shares in this offering, they will be required to execute a Subscription Agreement and tender it, together with a check, wire, or other means of money transfer.  All payments should be made to SUN.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, at a par value of $0.0001 per share. The holders of our common stock:

(i)	have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board of Directors;
(ii)	are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
(iii)	do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights, and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights. This means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they choose so, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to any stockholder. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. Our present intention is not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

The experts or counsel described below have not been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception through October 31, 2024, have been audited by Boladale Lawal & Co (Chartered Accountants). We include the financial statements in reliance on their report, given upon their authority as licensed experts in accounting and auditing.

Attorney at law SD Mitchell & Associates, PLC has formerly opined the validity of the shares being offered and certain other legal matters and is representing the Company in connection with this offering

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DESCRIPTION OF BUSINESS

Overview

SUN creates immersive dance and theatrical experiences using cutting-edge virtual reality (VR) technology. We merge performing arts with digital innovation, enabling audiences to engage with live performances in a fully interactive environment. Our mission is to redefine the boundaries of entertainment, making high-quality artistic content more accessible and engaging for global audiences.

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Business Model

SUN aims to generate revenue through direct sales and licensing of its unique VR experiences to tech platforms and content distributors. Our target customers include leading technology companies and entertainment platforms seeking innovative content to enhance their offerings. In the future, we plan to launch a subscription-based service that will provide users with access to an exclusive library of our immersive productions.

As of April 30, 2025, the Company has recognized $71,975 in revenue, primarily from early-stage service contracts. These services were delivered as of April 30, 2025 and are not directly tied to completed commercial licensing of VR experiences. As of the date of this prospectus, the Company continues to develop its theatrical and dance-based VR content, with the goal of generating future revenue through licensing and distribution of such experiences on digital platforms.

Company History and Milestones

Founded on September 5, 2024, by Michael Ssebugwawo Muyingo, SUN has rapidly built a foundation for growth. We secured $100K in initial funding and developed a robust business strategy. A notable milestone is our exploration of filming in Ugandan safari parks, showcasing breathtaking natural landscapes to create distinctive VR experiences that resonate globally.

Products and Services

Our core product is the creation and production of immersive theatrical dance experiences. SUN handles all aspects of production, from choreography to VR filming and post-production. We aim to license our immersive VR productions to major platforms; however, no licensing agreements have been executed to date.

Market Opportunity

The global VR market, particularly in entertainment, is growing rapidly. Advances in technology and a shift in consumer preferences towards immersive digital experiences present a significant opportunity for SUN. We differentiate ourselves by focusing on interactive, high-quality artistic performances rather than conventional VR applications like gam ing.

Competitive Advantages

SUN’s unique approach to combining performing arts with VR technology sets us apart in the market. Unlike competitors who primarily focus on gaming or passive viewing, we offer interactive, live performance art that transforms how audiences experience digital content. Our use of diverse and exotic filming locations further enhances the appeal and uniqueness of our offerings.

CANDAN
THE COMPETETIIVE ADVANTAGES
LIVE PERFORMANCES
INTERACTIVE
LIVE PERFORMANCES
USING VR RALITFS
TECINOLOGY
DIGIUTAL
VR
DILITAL
TECHNOLOGY
VIRTUAL
REALLITY
TECHNOLOGY

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Regulatory Environment
We adhere to all relevant regulations in both the entertainment and tech sectors, particularly those concerning content production and data privacy. As we expand, we will continue to ensure compliance with evolving laws and standards in the digital media and VR industries.

Employees
SUN currently employs three individuals specializing in choreography, VR production, and project management. These team members are essential to the development and execution of our projects and will play a crucial role in our future expansion.

Emerging Growth Company Status under the JOBS Act
SUN qualifies as an “emerging growth company” under the JOBS Act, allowing us to benefit from reduced reporting requirements and other exemptions. We will maintain this status until the earliest of: (i) the end of the fiscal year in which our annual revenues exceed $1 billion, (ii) the end of the fiscal year following the fifth anniversary of our IPO, (iii) the date on which we have issued more than $1 billion in non-convertible debt over a three-year period, or (iv) the date we become a large accelerated filer under the Securities Exchange Act.

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DESCRIPTION OF PROPERTY

SUN’s property includes both physical and intangible assets essential to its operations.

Physical Property:

The company maintains office space equipped with advanced computer and electronic hardware used for research, development, and the production of virtual reality content. These assets are held at our corporate headquarters and are critical to our day-to-day operations.

Intangible and Intellectual Property:

SUN holds various intangible assets in the sum of $87,500 through investments into partner companies. The value and details of these assets are reflected in our financial statements, which are provided in the Financial Report section starting on page F-1.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding, nor are we aware of any pending or threatened litigation against us.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board and apply to trade our stock under the ticker symbol SUNY.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
-	contains a description of the broker’s or dealer’s duties to the customer and of the rights and rules of SUN available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
-	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;
-	toll-free telephone number for inquiries on disciplinary actions;
-	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
-	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	the bid and offer quotations for the penny stock;
-	the compensation of the broker-dealer and its salesperson in the transaction;
-	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
-	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

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Regulation M

Our Director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited interim financial statements in our quarterly reports filed electronically with the Securities and Exchange Commission. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

Vstock Transfer is our stock transfer agent at the current time.

Financial Statements

Our fiscal year-end is October 31. In this prospectus we provide financial statements audited by an Independent Registered Public Accounting Firm; going forward we will be providing them in our annual reports and interim reviews. The audited financial statements for the period from inception through October 31, 2024, can be found on page F-1.

Supplementary Financial Information

Disclosure of material quarterly changes is not applicable to our current financial statements.

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MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

The investor considering investing in our stock should read the following discussion and analysis of our financial condition and results of operations so far, together with our consolidated financial statements and the related notes and other financial information included further forth in this prospectus. Some of the information contained in this discussion and analysis or disclosed elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. The investor should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

As we qualify as an “emerging growth company” under the JOBS Act, we are permitted to and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-	Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
-	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
-	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
-	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have decided to select a consistent election regarding compliance with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

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Results of Operations

From Inception on September 5, 2024 to April 30, 2025

From inception on September 5, 2024, to April 30, 2025, the Company generated total revenues of $71,975, consisting of (i) $21,975 earned under two separate customer arrangements for advertising and promotional services, and (ii) $50,000 recognized upon completion of all performance obligations under the Partnership and Advertising Agreement with MUY HOUSE, a related party, as confirmed by a written amendment dated April 30, 2025. The $21,975 includes $17,475 recognized during the inception period ended October 31, 2024, and an additional $4,500 recognized during the six months ended April 30, 2025, under one of the existing arrangements.

For the inception period ended October 31, 2024, revenues totaled $17,475. For the six months ended April 30, 2025, revenues increased to $54,500, primarily due to the completion of the $50,000 MUY HOUSE agreement and recognition of the additional $4,500 under an existing customer arrangement.

Operating expenses for the period from inception to April 30, 2025, totaled $33,769, consisting primarily of $27,500 in advertising and marketing expenses, $5,500 in legal and accounting services, $520 in employee benefits, $129 in general business expenses, and $120 in bank fees and service charges. For the inception period ended October 31, 2024, operating expenses totaled $20,649. The increase of $13,120 for the six months ended April 30, 2025, reflects higher marketing expenditures, increased legal and accounting costs associated with the Company’s registration process, and other administrative expenses.

The Company also incurred $2,625 in interest expense related to financing activities during the period. Depreciation expense totaled $3,059.

As a result, the Company reported net income of $32,522 for the period ended April 30, 2025, compared to a net loss of $3,510 for the inception period ended October 31, 2024.

Looking forward, the Company expects legal and accounting expenses to remain elevated until completion of the registration process and anticipates that future revenues will continue to depend on securing additional service agreements and licensing arrangements.

Working Capital

April 30,
2025
Current Assets	$5,605
Current Liabilities	(31,675)
Working Capital	$(26,070)

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Liquidity and Capital Resource

As of April 30, 2025, we had current assets of $5,605 and current liabilities of $31,675, resulting in a negative working capital position of $26,070. This deficit is primarily attributable to accounts payable of $25,500, which we expect to settle in the next fiscal quarter through a combination of cash payments and negotiated terms with vendors.

Our current cash balance is clearly not sufficient to fund our operations for an extensive period of time. We have been utilizing and may utilize funds from our Director, who has informally agreed to advance funds to pay for the offering costs, filing fees, and professional fees. Given the a foresaid, and predicted with reservations, the minimum period of time that the Company will be able to conduct its planned operations using currently available resources is estimated to be now at less than 12 months.

The company owns physical assets net valued at $13,272 as of April 30, 2025. The purchase agreements for these properties are filed as exhibits to this Registration Statement.

Since inception, our Director Michael Ssebugwawo Muyingo has advanced an aggregate of $58,009 to fund operations, of which $25,709 remained outstanding as of April 30, 2025.

Our Director, although currently has an interest to do so, has no formal further commitment, arrangement, or legal obligation to advance or loan funds to the Company. In order to implement our next 12 month plan of operations, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have a very limited operating history. After the twelve-month period, we may need additional financing. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. The nature of the efforts to complete the development of the Company includes raising capital; workforce assembly, R & D; refining conceptualization and design; completion of the platform’s architecture—the website and its payment features. The timing to complete the development of the first operating version is estimated to be Q1 of 2026. The most conservative estimated cost from the end of the offering is $30,000, while the largest estimated funding is $120,000. The anticipated completion date is the Q1 2026. The period in which material net cash inflows are expected to commence is Q1 2026. The period in which material net cash inflows are expected to commence is Q1 2026.

In regard to the progress of our platform’s architecture, we have built a beta, test-ready, pre-release version. The platform includes most core features but still has some inconsistencies and incomplete elements. We’re currently sharing it with a select group of early adopters to gather crucial feedback and fix issues before the full public launch.

Long-term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on the exact amount of funding needed for our long-term financing. Our full business plan includes activities described in the Plan of Operations tables below.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to cover our expenses. This is because we have not generated revenues and no revenue is anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

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To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations through the utilization of the funds as scheduled below:

Plan of Operations

Overview

SUN’s plan of operations outlines the company’s strategy for the next 12 months, focusing on the development and expansion of its virtual reality (VR) content and digital product offerings. The company has prepared four financial forecast scenarios—Lowest, Modest, Probable, and Optimal—based on varying levels of proceeds from the current offering.

Financial Forecasts

1. Lowest Forecast:

•	Proceeds: $30,000
•	Expenses: $20,000
•	Net Profit: $10,000
•	With minimal funding, SUN will prioritize essential operations and the development of core VR content.

2. Modest Forecast:

•	Proceeds: $60,000
•	Expenses: $40,000
•	Net Profit: $20,000
•	The modest scenario allows for expanded content production and limited marketing efforts.

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3. Probable Forecast:

•	Proceeds: $90,000
•	Expenses: $50,000
•	Net Profit: $40,000
•	Under this scenario, SUN will accelerate development and marketing, along with enhancing its technology infrastructure.

4. Optimal Forecast:

•	Proceeds: $120,000
•	Expenses: $70,000
•	Net Profit: $50,000
•	This optimal scenario enables full-scale operations, including comprehensive content development, marketing campaigns, and strategic partnerships.

Financial Forecast Scenarios for SUN
Proceeds ($)
Expenses ($)
Net Profit ($)
Amount ($)
120000
100000
80000
60000
40000
20000
0
Lowest
Modest
Probable
Optimal
Financial Forecast Scenarios

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Use of Proceeds

Funds raised will primarily be allocated towards the following:

•	Digital Product Development: Salaries for key developers and VR production costs.
•	Marketing and Advertising: Efforts to promote SUN’s VR experiences to a broader audience.
•	Operational Costs: Covering rent, utilities, and administrative expenses to support ongoing operations.

Risk Management

There is no guarantee that SUN will achieve profitability even if all planned operations are executed successfully. If the company fails to meet its financial goals, it may require additional funding to continue operations. In the event of a funding shortfall, SUN will seek alternative sources of capital or may need to scale back operations.

Conclusion

SUN is committed to executing its business plan in line with its financial forecasts. However, due to the inherent risks and uncertainties in early-stage business operations, there is no assurance that the company will achieve its desired outcomes.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have not been any changes in or disagreements with accountants on accounting and financial disclosure.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serve until a successor is duly appointed and qualified, or until he or she is removed from office.

Our founder’s educational background, experience, and qualifications make us believe that he is very well qualified for the directorship of our company.

The name, address, age, and position of our officer and director is set forth below:

Name and Address	Age	Position(s)

Michael Ssebugwawo Muyingo	52	Director, CEO and CFO
10 Sextons House, Bardsley Ln. London SE10 9RQ, U.K.

Mr. Muyingo, has served as the officer of SUN since its inception in the fall of 2024. Over the past five years, he has worked as a financial consultant and business advisor for multiple private clients, focusing on early-stage ventures and financial planning. He is also a trained choreographer and creative producer, having led independent VR and performance projects in the US, UK and East Africa.

Professional Background Information About our Director

QUALIFICATIONS

- Graduate of the University of Cambridge (2021) Masters

- Financial consultant and business advisor

- Expert in public reporting and business plan development

- Skilled stock market analyst

- Seasoned investor and business specialist

- Professionally trained dancer, choreographer, and dance teacher

- Strong background in the performing arts, film and creative industries

Audit Committee

The Company has established an Audit Committee composed of our sole director, Mr. Muyingo, who serves as the committee’s only formal member in accordance with the Wyoming Business Corporation Act. In addition, Karolina Muyingo, Dwight Wittmer, and Olga Kokoshynska serve in an advisory, non-voting capacity to support the Audit Committee with an some expertise. The three individuals are not members of our board and do not participate in formal committee votes. Their role is limited to providing professional input, and independent perspectives as the company develops its internal controls and reporting framework.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a) of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors, and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners comply within a timely fashion.

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EXECUTIVE COMPENSATION

Currently Mr. Muyingo does not draw salary from the Company. This is likely to change in the future, as we may approve a salary when, or if, the Company starts generating revenue. We do not currently have any company benefits, such as health or life insurance available.

As of October 31,2024 our sole officer/director, Michael Ssebugwawo Muyingo, received 5,000,000 shares of the company’s common stock, valued at 0.0001 per share, for the amount of $500 as compensation in exchange for his services to the company

Summary Compensation Table (1)

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total

Michael Ssebugwawo Muyingo, Director	2024	0	0	500	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Michael Ssebugwawo Muyingo	0	0	0	0	0	0	0	0	0

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Officer Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Michael Ssebugwawo Muyingo	0	0	0	0	0	0	0

Option Grants
There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value
There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards
There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

If agreed, directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. As of October 31,2024 our sole officer/director, Michael Ssebugwawo Muyingo, received 5,000,000 shares of the company’s common stock, valued at 0.0001 per share, for the amount of $500 as compensation in exchange for his services to the company

Employment Agreements

On September 5, 2024, we entered into an employment agreement with Michael Ssebugwawo Muyingo, pursuant to which he serves as our Director and Chief Executive Officer. The agreement sets forth the terms and conditions of his employment, including his role and responsibilities.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, (which we cannot guarantee), as well as at 75%, 50%, and 25% levels of sales. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Assuming 100% of shares sold in the Offering:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering

Michael Ssebugwawo Muyingo	5,000,000	5,000,000	96.15%	29.07%
10 Sextons House, London SE10 9RQ, U.K.

All Officers and Directors as a Group	5,000,000	5,000,000	96.15%	29.07%

Assuming 75% shares sold in the Offering:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering

Michael Ssebugwawo Muyingo	5,000,000	5,000,000	96.15%	35.21%
410 Sextons House, London SE10 9RQ, U.K.

All Officers and Directors as a Group	5,000,000	5,000,000	96.15%	35.21%

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Assuming 50% shares sold in the Offering:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering

Michael Ssebugwawo Muyingo	5,000,000	5,000,000	96.15%	44.64%
10 Sextons House, London SE10 9RQ, U.K.

All Officers and Directors as a Group	5,000,000	5,000,000	96.15%	44.64%

Assuming 25% shares sold in the Offering:

	No. of	No. of
	Shares	Shares	Percentage	Percentage
Name and Address of	Before	After	Before	After
Beneficial Owner	Offering	Offering	Offering	Offering

Michael Ssebugwawo Muyingo	5,000,000	5,000,000	96.15%	60.98%
10 Sextons House, London SE10 9RQ, U.K.

All Officers and Directors as a Group	5,000,000	5,000,000	96.15%	60.98%

Future Sales by Existing Stockholders

As of the date of this prospectus, a total of 5,200,000 shares of our common stock have been issued, of which:

5,000,000 shares were issued to our Director and Chief Executive Officer, Michael Ssebugwawo Muyingo, and 200,000 shares were issued to certain other employees.

A total of 5,200,000 shares have been issued to the existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, restricted shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Our shareholders will not be permitted to use Rule 144 if we are deemed to be a shell company. We are not a shell company, but rather a start-up company, as we have a definite business plan and have undertaken substantial business activities such as to engage with our suppliers and potential customers – which two formal agreements with of our clients demonstrate.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

Since inception (September 5, 2024) through April 30, 2025, the Company’s sole officer and director, Mr. Muyingo, has loaned the Company a total of $58,009 through three separate advances.

On September 5, 2024, the Company received a short-term loan of $628 from Mr. Muyingo to cover company registration and state filing fees. This advance was non-interest-bearing, unsecured, and fully payable by March 5, 2025. The loan was fully repaid on November 12, 2024.

On September 10, 2024, the Company received a long-term loan of $53,831 from Mr. Muyingo to finance equipment purchases and long-term investments. This loan is unsecured, interest-free, and fully payable by September 24, 2027. As of January 31, 2025, the Company had repaid $31,672. As of April 30, 2025, the remaining outstanding balance was $22,159.

On March 17, 2025, the Company received a short-term loan of $3,550 from Mr. Muyingo to cover professional services fees. This advance is non-interest-bearing, unsecured, and fully payable by November 15, 2025.

As of the most recent practicable date, April 30, 2025, the total amount of outstanding debt owed to the director was $25,709.

A copy of the principal loan agreement related to the $53,831 long-term loan has been filed as an exhibit. No separate written agreements were executed for the $628 and $3,550 short-term advances, as these were administrative in nature, non-interest-bearing, and repaid or payable within a short time frame.

In October 2024, the Company entered into a strategic partnership with MUY HOUSE, a creative agency that supports SUN’s community outreach and brand development initiatives. Ms. Nicole Muyingo, the founder and managing member of MUY HOUSE, is the niece of our sole officer and director, Michael note receMuyingo. As of the date of this filing, no compensation, equity issuance, or financial consideration has been paid by SUN to MUY HOUSE. If any material transactions are entered into in the future, they will be disclosed in accordance with applicable SEC requirements and filed as exhibits, if required.

Related Party Transaction Policies and Procedures

POLICY

It is the policy of the Board of Directors (the “Board”) of SUN (the “Company”) that all Related Party Transactions, as that term is defined in this policy, shall be subject to review in accordance with the procedures set forth below. The Board has determined that the Audit Committee (the “Committee”) is best suited to review all Related Party Transactions.

PROCEDURES

The Committee shall review the material facts of all Related Party Transactions and may also approve or disapprove of the entry into the Related Party Transaction. Where advance Committee review of a Related Party Transaction is not feasible or has otherwise not been obtained, then the Related Party Transaction shall be reviewed subsequently by the Committee (and such transaction may be ratified subsequently by the Committee). The Committee may also disapprove of a previously entered into Related Party Transaction and may require that management of the Company take all reasonable efforts to terminate, unwind, cancel or annul the Related Party Transaction. In connection with its review of a Related Party Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no equal to the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the Related Party Transaction.

33

Management shall present to the Audit Committee the following information, to the extent relevant, with respect to actual or potential Related Party Transactions:

1.	A general description of the transaction(s), including the material terms and conditions.

2.	The name of the Related Party and the basis on which such person or entity is a Related Party.

3.	The Related Party’s interest in the transaction(s), including the Related Party’s position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction(s).

4.	The dollar value of the transaction(s), and the dollar value of the Related Party’s interest in the transaction(s) without regard to amount of profit or loss.

5.	In the case of a lease or other transaction providing for periodic payments or installments, the aggregate amount of all periodic payments or installments expected to be made.

6.	In the case of indebtedness, the aggregate amount of principal to be outstanding and the rate or amount of interest to be payable on such indebtedness.

7.	Any other material information regarding the transaction(s) or the Related Party’s interest in the transaction(s).

Each director who is a Related Party with respect to a particular Related Party Transaction shall disclose all material information to the Committee concerning such Related Party Transaction and his or her interest in such transaction. The Audit Committee or the Board of Directors may recommend the creation of a special committee to review any Related Party Transaction.

This Policy is intended to augment and work in conjunction with other Company policies having any code of conduct, code of ethics and/or conflict of interest provisions.

Definitions

A “Related Party Transaction” is any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

(a)	any aggregate amount involved since the beginning of the Company’s last completed fiscal year,

(b)	the Company or any of its subsidiaries is a participant, and

(c)	any Related Party has or will have a direct or indirect interest.

A “Related Party” is any:

(a)	person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director,

(b)	greater than 5% beneficial owner of the Company’s common stock, or

(c)	Immediate Family Member of any of the foregoing. An “Immediate Family Member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

34

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify a director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the Director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

35

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, and a registration statement on Form 8-A12G to register our common stock under the Securities Exchange Act of 1934. As a result, we will be subject to the reporting requirements of the Exchange Act and will file annual, quarterly, and current reports, proxy statements, and other information with the U.S. Securities and Exchange Commission (the “SEC”).

These reports, proxy statements, and other filings may be inspected and copied at the public reference facilities maintained by the SEC at 100 Fifth Street NE, Washington, D.C. 20549. Copies of these materials may be obtained from the Public Reference Section of the SEC at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov, where you can access our filings and other information electronically.

36

SUN

FINANCIAL STATEMENTS

FOR THE YEAR ENDED October 31, 2024

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Sun.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Sun. (the “Company”) as of October 31, 2024, the related statements of operations, changes in shareholders’ equity and cash flows, for the period September 5, 2024 (Inception) through October 31, 2024, and the related notes (collectively referred to as the “financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2024, and the results of its operations and its cash flows for the period September 5, 2024 (inception) through October 31, 2024, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern as disclosed in Note 2 to the financial statement, the Company has continuously incurred a net loss of $(3,510). The continuation of the Company as a going concern, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These factors raise substantial doubt about the Company ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

F-2

Going Concern Uncertainty – See also Going Concern Uncertainty explanatory paragraph above:

As described in Note 2 to the financial statements, the Company has operating losses, accumulated deficit, and a working capital deficiency. Furthermore, the company have not secured a long-term revenue source as it only has revenue contract with few customers.

The Company is dependent on obtaining additional working capital funding from its stockholders, and the sale of equity or private or public funding to execute its plans and continue operations These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s available capital and the risk of bias in management’s judgments and assumptions in their determination.

The procedures performed to address the matter included.

•	We inquired of executive officer, and key member of management, of the Company regarding factors that would have an impact on the Company’s ability to continue as a going concern,
•	We evaluated management’s plan for addressing the adverse effects of the conditions identified, including assessing the reasonableness of forecasted information and underlying assumptions, and utilizing our knowledge of the entity, its business and management in considering liquidity needs and the Company’s ability to generate sufficient cash flow,
•	We assessed the possibility of raising additional debt or credit,
•	We evaluated the completeness and accuracy of disclosures in the financial statements.

/s/ BOLADALE LAWAL

BOLADALE LAWAL & CO.

(Chartered Accountants)

PCAOB ID (6993)

We have served as the Company’s auditor since 2024.

July 15, 2025.

Lagos Nigeria

F-3

SUN

BALANCE SHEET

OCTOBER 31, 2024
ASSETS
Current assets
Cash & cash equivalents	$2,500
Accounts receivable	14,975
Total current assets	17,475

Non-current assets
Intangibles	499
Equipment (net)	15,995
Long-term investments	37,500
Note receivable – Related Party (See Note 8)	50,000
Total Non-current assets	103,994

TOTAL ASSETS	$121,469

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable - Related Party (see Note 7)	$20,000
Short-term loans from shareholder (Related Party) (see Note 7)	628
Unearned revenue - Related Party (see Note 9)	50,000
Total current liabilities	70,628

Non-current liabilities
Long-term loans from shareholder (Related Party) (see Note 7)	53,831
Total non-current liabilities	53,831

Total Liabilities	124,459

Stockholders’ Equity (Deficit)
Common stock, $0.0001 par value, 75,000,000 shares authorized; 5,200,000 shares issued and outstanding	520
Additional Paid-In-Capital	–
Accumulated Deficit	(3,510)
Total Stockholders’ equity (deficit)	(2,990)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$121,469

The accompanying notes are an integral part of these audited financial statements.

F-4

SUN

STATEMENTS OF OPERATIONS

For the period from September 5, 2024 to October 31, 2024
Revenue	$17,475
Cost of revenue	–
Gross Profit	17,475

Operating Expenses
General and administrative expenses	465
Stock-based compensation – Related Party (see Note 7)	500
Stock-based compensation – Others	20
Advertising & marketing – Related Party (see Note 7)	20,000
Total Operating expenses	20,985
Income (Loss) before provision for income taxes	(3,510)

Provision for income taxes	–

Net income (loss)	$(3,510)

Income (loss) per common share:
Basic and diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding:
Basic and diluted	5,105,263

The accompanying notes are an integral part of these audited financial statements.

F-5

SUN

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM SEPTEMBER 5, 2024 TO OCTOBER 31, 2024

	Number of Common Shares	Amount	Additional Paid-In-Capital	Accumulated Deficit	Total
Balance at September 5, 2024	–	$–	$–	$–	$–
Shares issued at $0.0001	5,200,000	520	–	–	520
Net loss	–	–	–	(3,510)	(3,510)
Balance as of October 31, 2024	5,200,000	$520	$–	$(3,510)	$(2,990)

The accompanying notes are an integral part of these audited financial statements.

F-6

SUN

STATEMENTS OF CASH FLOWS

For the period from September 5, 2024 to October 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,510)
Adjustment as of non-cash items:
Depreciation	336
Accounts receivable	(14,975)
Short-term loans from shareholders (Related Party) (see Note 7)	628
Accounts payable - Related Party (see Note 7)	20,000
Long-term loans from shareholders (Related Party) (see Note 7)	53,831
Unearned revenue - Related Party (see Note 9)	50,000
Stock issued for services – Related Party (see Note 7)	500
Stock issued for services – Others	20
Changes in operating assets and liabilities	110,340
Net cash provided by (used in) Operating activities	106,830

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of non-current assets	(16,830)
Long-term investments	(37,500)
Note receivable - Related Party (see Note 8)	(50,000)
Net cash provided by Investing activities	(104,330)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by Financing activities	–

Increase (decrease) in cash and equivalents	2,500
Cash and equivalents at beginning of the period	–
Cash and equivalents at end of the period	$2,500

The accompanying notes are an integral part of these audited financial statements.

F-7

SUN

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM SEPTEMBER 5, 2024 TO OCTOBER 31, 2024

NOTE 1 – ORGANIZATION AND BUSINESS

SUN, (the “Company”) is a corporation established under the corporation laws in the State of Wyoming on September 5, 2024.

The Company has adopted October 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of October 31, 2024 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company in it’s first quarter has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (September 5, 2024) to October 31, 2024 of $3,510. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

F-8

Stock-Based Compensation

As of October 31, 2024, the Company issued common stock as compensation for services. This included (i) 200,000 shares valued at $20 to employees for services rendered, and (ii) 5,000,000 shares valued at $500 issued to the Company’s sole officer and director in exchange for professional services. The issuance to the director is also disclosed as a related-party transaction (see Note 7).

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2024.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accounts payable and related party loan payable. Fair values were assumed to approximate carrying values for these financial instruments as either they do not have any active market or are short term in nature and therefore their carrying amounts approximate fair value.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F-9

Revenue Recognition

We adopted Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers”, and all related interpretations for recognition of our revenue from tours and services. Previously we recorded revenue based on ASC Topic 605. Adoption of new accounting standard did not have any material impact on our reported revenue.

Revenue is recognized when the following criteria are met:

-	Identification of the contract, or contracts, with customer;
-	Identification of the performance obligations in the contract;
-	Determination of the transaction price;
-	Allocation of the transaction price to the performance obligations in the contract; and
-	Recognition of revenue when, or as, we satisfy performance obligation.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. The cost comprises purchase price, borrowing costs, if capitalization criteria are met and directly attributable cost of bringing the asset to its working condition for the intended use. Any subsidy/reimbursement/contribution received for installation and acquisition of any fixed assets is shown as deduction in the year of receipt. Capital work- in progress is stated at cost.

Subsequent expenditure related to an item of fixed assets is added to its book value only if it increases the future benefits from the existing asset beyond its previously assessed standard of performance. All other expenses on existing fixed assets, including day-to-day repairs and maintenance expenditure and cost of replacing parts, are charged to the Statement of Profit and Loss for the period during which such expenses are incurred.

Gains or losses arising from de-recognition of fixed assets are measured as the difference between the net disposal proceeds and the carrying amount of the assets derecognized.

The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Office Equipment – 5 years

Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

F-10

NOTE 4 – EQUIPMENT (NET)

From inception (September 5, 2024) to October 31, 2024 company acquired equipment for $16,331.

The Company depreciates its property using straight-line depreciation over the estimated useful life of 3 years.

For the year ended October 31, 2024 the company recorded $336 in depreciation expense. From inception (September 5, 2024) to October 31, 2024 the company has recorded a total of $336 in depreciation expense.

NOTE 5 – INTANGIBLE ASSETS

Company acquired intangibles as on September 24, 2024 and consist of the company’s trademark of $499.

The Company’s trademark is classified as an indefinite-lived intangible asset because it is expected to generate economic benefits indefinitely. The trademark is subject to renewal at regular intervals, and the Company has both the intent and ability to maintain and protect it indefinitely. As a result, the trademark is not amortized but is tested for impairment annually in accordance with ASC 350, Intangibles – Goodwill and Other.

During the reporting period, the Company performed a qualitative assessment and determined that no impairment indicators were present. Accordingly, no impairment charges related to the trademark were recognized.

NOTE 6 – CAPITAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.0001 per share.

In September 2024, the Company issued 5,200,000 shares of its common stock at $0.0001 per share for total proceeds of $520.

As of October 31, 2024, the Company had 5,200,000 shares issued and outstanding.

NOTE 7 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities.

On September 6, 2024, the Company issued 5,000,000 shares of common stock, valued at $500, to its sole officer and director in exchange for professional services. This transaction is considered a related-party transaction in accordance with ASC 850.

Since inception (September 5, 2024) through October 31, 2024, the Company’s sole officer and director loaned the Company $628 a short-term loan to pay for the cost of registering a company. This loan is unsecured, interest free and is fully payable by March 5, 2025.

As on October 31, 2024, the Company’s sole officer and director loaned the Company $53,831 a long-term loan to pay for the equipment and for purchasing the long-term investments. This loan is unsecured, interest free and fully payable by September 24, 2027.

Additionally, in October 2024, the Company entered into a Partnership and Advertising Agreement with MUY HOUSE, a California corporation owned by Nicole Muyingo, the niece of the Company’s sole officer and director. Under this agreement, MUY HOUSE agreed to pay the Company a lump sum of $50,000 by October 30, 2026, in exchange for advertising and promotional services to be performed over a 24-month period. The amount is recorded as a non-interest-bearing note receivable and classified as both a contract asset and unearned revenue on the balance sheet as of October 31, 2024.

As of October 31, 2024, the Company also had an outstanding accounts payable of $20,000 due to MUY HOUSE for marketing and advertising services provided in the ordinary course of business.

F-11

Note 8 – NOTE RECEIVABLE – RELATED PARTY

As of October 31, 2024, the Company entered into a Partnership and Advertising Agreement with MUY HOUSE, a California corporation, under which the Company agreed to provide advertising services over a 24-month period. The agreement provides for a lump sum payment of $50,000, due by October 30, 2026, in exchange for brand placement and promotional visibility across the Company’s VR content platform.

In connection with this agreement, the Company executed a non-interest-bearing note receivable in the amount of $50,000, due from MUY HOUSE. The note does not accrue interest and is payable in a single lump sum at maturity. No amounts were received as of October 31, 2024.

MUY HOUSE is a related party, as its founder and director, Nicole Muyingo, is a family member of the Company’s sole officer and director, Michael Ssebugwawo Muyingo. Accordingly, the note receivable is disclosed as a related-party transaction.

Note 9 – UNEARNED REVENUE

As of October 31, 2024, the Company entered into a Partnership and Advertising Agreement with MUY HOUSE, a California corporation and related party, for the provision of advertising and promotional services over a 24-month term. The agreement provides for a lump sum payment of $50,000, due by October 30, 2026.

The full amount was invoiced at the start of the contract and recorded as a note receivable. However, in accordance with ASC 606, the Company recognizes revenue only as services are performed. As of October 31, 2024, no services had yet been rendered under this agreement. Therefore, the full amount was recorded as unearned revenue, representing a contract liability for future performance obligations.

MUY HOUSE is considered a related party, as its founder, Nicole Muyingo, is the niece of the Company’s sole officer and director, Michael Ssebugwawo Muyingo.

Note 10 – LONG-TERM INVESTMENTS

As of October 31, 2024, the Company made a long-term investment of $37,500 in the development of “Back to Present,” an original immersive VR experience designed and produced by the Company. This project is intended to serve as one of SUN’s flagship narrative VR experiences and is currently in development.

The investment represents production costs capitalized in connection with the creation of proprietary intellectual property. These costs are classified as long-term investments on the balance sheet, as the project is expected to generate future economic benefits over multiple periods upon completion and commercialization.

The Company reviews such capitalized production investments for impairment annually or when indicators of impairment exist, in accordance with ASC 360, Property, Plant, and Equipment.

F-12

NOTE 11 – INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 21% for the period ended October 31, 2024 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$(737)
Change in valuation allowance	737
$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at October 31, 2024 are as follows:

Deferred tax assets:
Net operating loss	$737
Valuation allowance	(737)
$–

The Company has approximately $3,510 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2041. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 12 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events to the date these financial statements were issued and has determined that there are no items to disclose.

F-13

SUN

FINANCIAL STATEMENTS

FOR THE SIX-MONTH PERIOD ENDED APRIL 30, 2025

(UNAUDITED)

F-14

SUN

BALANCE SHEETS

	April 30, 2025	October 31,2024
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash & cash equivalents	$3,605	$2,500
Accounts receivable	–	14,975
Prepaid expenses	2,000	–
Total current assets	5,605	17,475

Non-Current assets
Intangibles	499	499
Equipment (net)	13,272	15,995
Long-term investments	87,500	37,500
Note receivable – Related Party (See Note 8)	50,000	50,000
Total Non-Current assets	151,271	103,994

TOTAL ASSETS	$156,876	$121,469

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable– Related Party (See Note 7)	$25,500	$20,000
Short-term loans from shareholder (Related Party) (See Note 7)	3,550	628
Accrued interest payable	2,625	–
Unearned Revenue – Related Party (See Note 9)	–	50,000
Total Current Liabilities	31,675	70,628

Non-Current Liabilities
Long-term loans from shareholder (Related Party) (See Note 7)	22,159	53,831
Long-term business loans	70,000	–
Total non-current liabilities	92,159	53,831

Total Liabilities	123,834	124,459

Stockholders’ Equity (Deficit)
Common stock, $0.0001 par value, 75,000,000 shares authorized; 5,200,000 shares issued and outstanding	520	520
Additional Paid-In-Capital	–	–
Accumulated Deficit	32,522	(3,510)
Total Stockholders’ equity (deficit)	33,042	(2,990)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$156, 876	$121,469

The accompanying notes are an integral part of these unaudited financial statements

F-15

SUN

STATEMENTS OF OPERATIONS

(UNAUDITED)

For the period from November 1, 2024 to April 30, 2025
Revenue - Related Party (See Note 12)	$50,000
Revenue - Third Party (See Note 12)	4,500
Total Revenue	54,500
Cost of Revenue	–
Gross Profit	54,500

Operating Expenses	15,843
General and administrative expenses	8,343
Advertising and marketing	7,500
Total Operating expenses	15,843
Income (Loss) before provision for income taxes	38,657

Provision for income taxes	–
Other Income (expense)	(2,625)
Interest paid	(2,625)
Total Other Income (expense)	(2,625)
Net income (loss)	$36,032

Income (loss) per common share:
Basic and diluted	$0.0069

Weighted Average Number of Common Shares Outstanding:
Basic and diluted	5,200,000

The accompanying notes are an integral part of these financial statements

F-16

SUN

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM NOVEMBER 1, 2024 TO APRIL 30, 2025

(UNAUDITED)

	Number of Common Shares	Amount	Additional Paid-In-Capital	Accumulated Deficit	Total

Balance as of October 31, 2024	5,200,000	$520	$–	$(3,510)	$(2,990)

Net income for the period	–	–	–	36,032	36,032

Balance at April 30, 2025	–	$–	$–	$32,522	$33,042

The accompanying notes are an integral part of these financial statements.

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SUN

STATEMENTS OF CASH FLOWS

(UNAUDITED)

For the period from November 1, 2024 to April 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$36,032
Adjustment as of non-cash items:
Accounts Payable	5,500
Accounts Receivable	14,975
Prepaid expenses	(2,000)
Depreciation	2,723
Accrued interest payable	2,625
Unearned revenue - Related Party (See Note 9)	(50,000)
Long-term loans from shareholder (Related Party) (See Note 7)	(31,672)
Short-term loans from shareholder (Related Party) (See Note 7)	2,922
Changes in operating assets and liabilities	(54,927)
Net cash provided by (used in) Operating activities	(18,895)

CASH FLOWS FROM INVESTING ACTIVITIES
Long-term investments	(50,000)
Net cash provided by Investing activities	(50,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Long-term business loans	70,000
Net cash provided by Financing activities	70,000

Increase (decrease) in cash and equivalents	1,105
Cash and equivalents at beginning of the period	2,500
Cash and equivalents at end of the period	$3,605

The accompanying notes are an integral part of these financial statements.

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SUN

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX-MONTH PERIOD ENDED APRIL 30, 2025

NOTE 1 – ORGANIZATION AND BUSINESS

SUN, (the “Company”) is a corporation established under the corporation laws in the State of Wyoming on September 5, 2024.

The Company has adopted October 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of April 30, 2025 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company in it’s first quarter has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.

The Company has experienced net income of $36,032 for the six months ended April 30, 2025. However, as of that date, the Company continues to have an accumulated deficit, and it has not yet established a consistent source of recurring revenue sufficient to cover operating costs. As a result, there continues to be substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

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Stock-Based Compensation

As of April 30, 2025, the Company issued common stock as compensation for services. This included (i) 200,000 shares valued at $20 to employees for services rendered, and (ii) 5,000,000 shares valued at $500 issued to the Company’s sole officer and director in exchange for professional services. The issuance to the director is also disclosed as a related-party transaction (see Note 7).

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2025.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accounts payable and related party loan payable. Fair values were assumed to approximate carrying values for these financial instruments as either they do not have any active market or are short term in nature and therefore their carrying amounts approximate fair value.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

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Revenue Recognition

We adopted Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers”, and all related interpretations for recognition of our revenue from tours and services. Previously we recorded revenue based on ASC Topic 605. Adoption of new accounting standard did not have any material impact on our reported revenue.

Revenue is recognized when the following criteria are met:

-	Identification of the contract, or contracts, with customer;
-	Identification of the performance obligations in the contract;
-	Determination of the transaction price;
-	Allocation of the transaction price to the performance obligations in the contract; and
-	Recognition of revenue when, or as, we satisfy performance obligation.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. The cost comprises purchase price, borrowing costs, if capitalization criteria are met and directly attributable cost of bringing the asset to its working condition for the intended use. Any subsidy/reimbursement/contribution received for installation and acquisition of any fixed assets is shown as deduction in the year of receipt. Capital work- in progress is stated at cost.

Subsequent expenditure related to an item of fixed assets is added to its book value only if it increases the future benefits from the existing asset beyond its previously assessed standard of performance. All other expenses on existing fixed assets, including day-to-day repairs and maintenance expenditure and cost of replacing parts, are charged to the Statement of Profit and Loss for the period during which such expenses are incurred.

Gains or losses arising from de-recognition of fixed assets are measured as the difference between the net disposal proceeds and the carrying amount of the assets derecognized.

The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Office Equipment – 5 years

Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

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NOTE 4 – EQUIPMENT (NET)

From inception (September 5, 2024) to April 30, 2025 company acquired equipment for $16,331.

The Company depreciates its property using straight-line depreciation over the estimated useful life of 5 years.

For the six-month period ended April 30, 2025 the company recorded $2,723 in depreciation expense. From inception (September 5, 2024) to April 30, 2025 the company has recorded a total of $3,059 in depreciation expense.

NOTE 5 – INTANGIBLE ASSETS

Company acquired intangibles as on September 24, 2024 and consist of the company’s trademark of $499.

The Company’s trademark is classified as an indefinite-lived intangible asset because it is expected to generate economic benefits indefinitely. The trademark is subject to renewal at regular intervals, and the Company has both the intent and ability to maintain and protect it indefinitely. As a result, the trademark is not amortized but is tested for impairment annually in accordance with ASC 350, Intangibles – Goodwill and Other.

During the reporting period, the Company performed a qualitative assessment and determined that no impairment indicators were present. Accordingly, no impairment charges related to the trademark were recognized.

NOTE 6 – CAPITAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.0001 per share.

In September 2024, the Company issued 5,200,000 shares of its common stock at $0.0001 per share for total proceeds of $520.

As of April 30, 2025, the Company had 5,200,000 shares issued and outstanding.

NOTE 7 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities.

All transactions with related parties were conducted in the ordinary course of business and are summarized below:

On September 6, 2024, the Company issued 5,000,000 shares of common stock, valued at $500, to its sole officer and director in exchange for professional services. This transaction is considered a related-party transaction in accordance with ASC 850.

On September 5, 2024, the Company received a short-term loan of $628 from Mr. Michael Ssebugwawo Muyingo, its sole officer and director, to cover registration and state filing fees. This loan was unsecured, non-interest-bearing, and fully repaid on November 12, 2024.

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On September 10, 2024, the Company received a long-term loan of $53,831 from Mr. Muyingo to purchase equipment and long-term investments. This loan is unsecured, non-interest-bearing, and fully payable by September 24, 2027. As of January 31, 2025, the Company had repaid $31,672, leaving a balance of $22,159.

On March 17, 2025, the Company received an additional short-term loan of $3,550 from Mr. Muyingo to cover professional service fees. This loan is also unsecured, non-interest-bearing, and payable by November 15, 2025.

As of April 30, 2025, the total amount outstanding to the director was $25,709.

In October 2024, the Company entered into a Partnership and Advertising Agreement with MUY HOUSE, a California corporation owned by Nicole Muyingo, the niece of the Company’s sole officer and director. The original agreement provided for services to be rendered over 24 months in exchange for a $50,000 lump sum due by October 30, 2026.

On April 30, 2025, the parties executed an amendment confirming that all contracted services had been completed. Accordingly, the Company recognized the full $50,000 in revenue as of that date. The note receivable and payment terms remained unchanged.

As of April 30, 2025, the Company also had a $20,000 accounts payable due to MUY HOUSE for a marketing and advertising services.

Note 8 – NOTE RECEIVABLE – RELATED PARTY

On October 31, 2024, the Company executed a Partnership and Advertising Agreement with MUY HOUSE, a California corporation and related party, under which it agreed to provide brand promotion and advertising services in exchange for a $50,000 non-interest-bearing note receivable, due in full by October 30, 2026.

The note does not accrue interest and is payable in a single lump sum at maturity. No payments were received as of April 30, 2025.

On April 30, 2025, the agreement was amended to confirm that all performance obligations were completed by that date. This amendment did not affect the payment terms or note amount.

MUY HOUSE is a related party due to the familial relationship between its founder, Nicole Muyingo, and the Company’s sole officer and director, Michael Ssebugwawo Muyingo.

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Note 9 – UNEARNED REVENUE

As of October 31, 2024, the Company recorded the full amount of the MUY HOUSE contract ($50,000) as unearned revenue, as no services had yet been delivered.

In accordance with ASC 606, the Company recognizes revenue as performance obligations are satisfied. On April 30, 2025, pursuant to an executed amendment, all services under the agreement were deemed delivered. The full $50,000 was reclassified from unearned revenue to earned revenue as of that date.

Note 10 – LONG-TERM INVESTMENTS

As of April 30, 2025, the Company made a long-term investment of $37,500 in the development of “Back to Present,” an original immersive VR experience designed and produced by the Company. This project is intended to serve as one of SUN’s flagship narrative VR experiences and is currently in development.

The investment represents production costs capitalized in connection with the creation of proprietary intellectual property. These costs are classified as long-term investments on the balance sheet, as the project is expected to generate future economic benefits over multiple periods upon completion and commercialization.

The Company reviews such capitalized production investments for impairment annually or when indicators of impairment exist, in accordance with ASC 360, Property, Plant, and Equipment.

As of April 30, 2025, the Company made a long-term equity investment of $50,000 in Justin Souriau-Levine Studios LLC, a New York limited liability company, pursuant to an executed amendment to its operating agreement dated November 25, 2024. The investment was made by the Company’s sole officer and director, Mr. Michael Ssebugwawo Muyingo, in his capacity on behalf of SUN.

Under the terms of the agreement, the $50,000 was contributed as a capital contribution, and Mr. Muyingo was admitted as a member of the LLC with a 1.0% equity interest. The investment entitles the Company to future distributions in accordance with the LLC’s amended operating agreement and is intended to support collaborative production efforts and business development in virtual reality entertainment projects.

This investment is classified as a non-marketable equity security and is recorded as a long-term investment on the balance sheet, given the strategic nature and anticipated holding period.

Total long-term investment investments as of April 30, 2025 amount to $87,500.

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Note 11 – LONG-TERM BUSINESS LOAN

On November 13, 2024, the Company entered into a long-term business loan agreement with NEWLAN PLLC, under which it received principal proceeds of $70,000.

The full amount was received on the effective date of the agreement.

Key terms of the loan are as follows:

Principal Amount: $70,000

Initial Interest Terms: Interest-free for the first three (3) months

Subsequent Interest: Beginning February 13, 2025, simple interest accrues at an annual rate of 15%, calculated on the outstanding principal

Total Repayment Obligation: $119,875, including total interest of $49,875 over the loan term

Repayment Schedule:

$7,875 due on November 13, 2025

Four equal annual installments of $10,500 due each year through November 13, 2029

Prepayment: Permitted at any time without penalty. Payments are first applied to accrued interest, then to principal

Late Payment Penalty: $250 or 5% of the overdue amount, whichever is greater

Governing Law: State of New York

As of April 30, 2025, the loan is recorded as a long-term liability, with $2,625 in accrued interest payable. The first scheduled principal and interest payment is due on November 13, 2025.

NOTE 12 – REVENUE RECOGNITION

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of the promised goods or services is transferred to the customer, in an amount that reflects the consideration to which the Company expects to be entitled.

Revenue sources include:

Advertising and Brand Promotion: Revenue from the Partnership and Advertising Agreement with MUY HOUSE was recognized upon delivery of contracted promotional services. As of April 30, 2025, all services were delivered, and the Company recognized the full $50,000 in revenue.

Marketing and Consulting Services: Revenues of $4,500 were recognized for the six-month period ended April 30, 2025, under another customer arrangement for advertising and promotional services.

Such revenues are recognized over time as services are performed, using input-based measures of progress when applicable.

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NOTE 13 – INCOME TAXES

The reconciliation of income tax expense (benefit) at the U.S. statutory rate of 21% for the six-month period ended April 30, 2025 to the company’s effective tax rate is as follows:

Tax expense (benefit) at U.S. statutory rate	$7,567
Change in valuation allowance	(7,567)
$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at April 30, 2025 are as follows:

Deferred tax assets:
Net operating loss	$2,833
Valuation allowance	(2,833)
$–

The Company has approximately $13,492 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2041. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 14 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events to the date these financial statements were issued and has determined that there are no items to disclose.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

SEC Fees	$13
Legal and Professional Fees	1,200
Accounting and Auditing	5,000
Transfer Agent fees	–
EDGARization	1,000
TOTAL	$7,213

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On September 6, 2024 the Company issued a total of 5,000,000 shares of common stock to Michael Ssebugwawo Muyingo for the total sum of $500.

On September 7, 2024 the Company issued a total of 200,000 shares to certain employees of the Company.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

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ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description

3.1**	Articles of Incorporation
3.2**	Bylaws
5.1**	Legal Opinion Regarding the Legality of the Securities Being Registered
10.1**	Director Employment Agreement
10.2**	Partnership and Advertising Agreement
10.3**	Private Placement Subscription Agreement
10.4**	Investor Agreement for “Back to the Present LLC” dated October 9, 2024
10.5**	Operating Agreement of Justin Souriau-Levine Studios LLC
10.6**	Form of Shareholders Subscription Agreement
10.7**	Loan Agreement – Mr. Michael Ssebugwawo Muyingo (dated September 10, 2024)
10.8**	Business Loan Agreement – Newlan Capital, LLC (dated November 13, 2024)
10.9**	Subscription Agreement
10.10**	Amendment to Partnership and Advertising Agreement (dated April 30, 2025)
23.1*	Consent of Independent Registered Public Accounting Firm (dated August 13, 2025)
23.2**	Consent of Counsel (See Exhibit 5.1)
107**	Filing Fee Table

*	Filed herewith.
**	Previously filed.

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 22, 2025.

SUN

By:	/s/ Michael Ssebugwawo Muyingo
Director, CEO & CFO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: August 22, 2025	By:	/s/ Michael Ssebugwawo Muyingo
Director CEO & CFO

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